EMPLOYEE FORM	Exhibit 10.2

CRAWFORD UNITED CORPORATION

Restricted Shares Award Agreement for Employees

This Restricted Shares Award Agreement (this “Agreement”) is made and entered into as of [INSERT DATE OF GRANT] (the “Date of Grant”), by and between Crawford United Corporation, an Ohio corporation (the “Company”), and [INSERT NAME] (the “Grantee”).

WHEREAS, the Company has adopted the Crawford United Corporation 2023 Omnibus Equity Plan, as may be amended from time to time (the “Plan”), pursuant to which awards of Restricted Shares may be granted;

WHEREAS, the Grantee is an Employee of the Company or an Affiliate; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant the award of Restricted Shares provided for herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.    Grant of Restricted Shares. Pursuant to Article 7 of the Plan, the Company hereby issues to the Grantee on the Date of Grant a Restricted Shares Award consisting of a number of Common Shares of the Company (the “Restricted Shares”) set forth on the Grant Notice attached on Appendix A, on the terms and conditions and subject to the restrictions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.

2.    Consideration. The grant of the Restricted Shares is made in consideration of the services to be rendered by the Grantee to the Company.

3.    Restricted Period; Vesting.

3.1    Except as otherwise provided herein, provided that the Grantee remains in Employment or service through the applicable vesting date, the Restricted Shares will vest, and the restrictions thereto shall lapse, in accordance with the schedule set forth on the Grant Notice. The period over which the Restricted Shares vests is referred to as the “Restricted Period”.

3.2     Forfeiture.

(a)    General. Except as provided in subsections (b) and (c) below and the foregoing vesting schedule notwithstanding, if the Grantee's Employment or service terminates for any reason at any time before all of his or her Restricted Shares has vested, any unvested Restricted Shares shall be automatically forfeited upon such termination of Employment or service and neither the Company nor any Affiliate shall have any further obligations to the Grantee under this Agreement.

(b)    Death or Disability. The foregoing vesting schedule notwithstanding, in the event of the Grantee's death or if the Grantee's Employment or service is terminated by the Company or an Affiliate for Disability, 100% of the unvested Restricted Shares shall vest as of the date of such death or termination of Employment or service.

(c)    Change in Control. The foregoing vesting schedule notwithstanding, upon the occurrence of a Change in Control, 100% of the unvested Restricted Shares shall vest as of the date of the Change in Control.

4.    Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, during the Restricted Period, the Restricted Shares or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Shares or the rights relating thereto during the Restricted Period shall be wholly ineffective and, if any such attempt is made, the Restricted Shares will be forfeited by the Grantee and all of the Grantee's rights to such shares shall immediately terminate without any payment or consideration by the Company.

5.    Rights as Shareholder; Dividends.

5.1    The Grantee shall be the record owner of the Restricted Shares until the Common Shares are sold or otherwise disposed of, and shall be entitled to all of the rights of a shareholder of the Company including, without limitation, the right to vote such shares and receive all dividends or other distributions paid with respect to such shares.

5.2    The Company may issue stock certificates or evidence the Grantee's interest by using a restricted book entry account with the Company's transfer agent. Physical possession or custody of any stock certificates that are issued shall be retained by the Company until such time as the Restricted Shares vests.

5.3    If the Grantee forfeits any rights he or she has under this Agreement in accordance with Section 3 of this Agreement, the Grantee shall, on the date of such forfeiture, no longer have any rights as a shareholder with respect to the forfeited Restricted Shares and shall no longer be entitled to vote or receive dividends on such forfeited shares.

6.    No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position, as an Employee, consultant or Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee's Employment or service with the Company at any time, with or without Cause.

7.    Adjustments. If any change is made to the outstanding Common Shares or the capital structure of the Company, if required, the Common Shares shall be adjusted or terminated in any manner as contemplated by Section 3.4 of the Plan.

8.    Tax Liability and Withholding.

8.1    The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Shares and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Grantee to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:

(a)    tendering a cash payment.

(b)    authorizing the Company to withhold Common Shares from the Common Shares otherwise issuable or deliverable to the Grantee as a result of the vesting of the Restricted Shares; provided, however, that no Common Shares shall be withheld with a value that exceeds Grantee’s maximum rate under federal, state and/or local taxes.

(c)    delivering to the Company previously owned and unencumbered Common Shares.

8.2    Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee's responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or vesting of the Restricted Shares or the subsequent sale of any shares; and (b) does not commit to structure the Restricted Shares to reduce or eliminate the Grantee's liability for Tax-Related Items.

9.    Compliance with Law. The issuance and transfer of Common Shares shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company's Common Shares may be listed. No Common Shares shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

10.    Legends. A legend may be placed on any certificate(s) or other document(s) delivered to the Grantee indicating restrictions on transferability of the Restricted Shares pursuant to this Agreement or any other restrictions that the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable federal or state securities laws or any stock exchange on which the Common Shares are then listed or quoted.

11.    Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company's principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee's address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

12.    Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Ohio without regard to conflict of law principles.

13.    Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such dispute by the Committee shall be final and binding on the Grantee and the Company.

14.    Restricted Shares Subject to Plan. This Agreement is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

15.    Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee's beneficiaries, executors, administrators and the person(s) to whom the Restricted Shares may be transferred by will or the laws of descent or distribution.

16.    Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

17.    Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Restricted Shares in this Agreement does not create any contractual right or other right to receive any Restricted Shares or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee's Employment or service with the Company.

18.    Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Restricted Shares, prospectively or retroactively; provided that, except as permitted under the Plan, no such amendment shall adversely affect the Grantee's material rights under this Agreement without the Grantee's consent.

19.    No Impact on Other Benefits. The value of the Grantee's Restricted Shares is not part of his normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

20.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

21.    Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the Restricted Shares subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the grant or vesting of the Restricted Shares or disposition of the underlying shares and that the Grantee has been advised to consult a tax advisor prior to such grant, vesting or disposition.

22.    Code Section 409A. Notwithstanding anything in the Plan or this Agreement to the contrary, the award of Restricted Shares hereunder is intended to meet any applicable requirements for exclusion from coverage under Code Section 409A and this Agreement shall be construed and administered accordingly. However, notwithstanding anything in this Agreement to the contrary, the Company makes no representations or warranties as to the tax effects of payments made to the Grantee (or any of the Grantee’s beneficiaries) pursuant to this Agreement, and any and all tax consequences incident to such shall solely be the responsibility of the Grantee or any beneficiary.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CRAWFORD UNITED CORPORATION

By:
Name:
Title:

GRANTEE

By:
Name:

APPENDIX A

Grant Notice

Pursuant to the Agreement, Grantee is awarded a total of [INSERT NUMBER] Restricted Shares.

Provided Grantee satisfies the terms and conditions set forth in the Agreement, the Restricted Shares’ forfeiture provisions shall lapse in accordance with the following vesting schedule:

●	[1/3 of the Restricted Shares (_____ shares) shall be vested as of the Date of Grant

●	An additional 1/3 of the Restricted Shares (_____shares) shall vest as of the first anniversary of the Date of Grant

●	An additional 1/3 of the Restricted Shares (_____shares) shall vest as of the second anniversary of the Date of Grant]